Exhibit 99.1

Azenta Announces Completion of B Medical Systems Acquisition

CHELMSFORD, Mass., October 3, 2022 (PRNewswire) – Azenta, Inc. (Nasdaq: AZTA) today announced that it has closed its previously announced acquisition of B Medical Systems S.á r.l and its subsidiaries (“B Medical”), a market leader in temperature-controlled storage and transportation solutions that enables the delivery of life-saving treatments to more than 150 countries worldwide. This acquisition complements Azenta’s cold chain capabilities, adding differentiated solutions for reliable and traceable transport of temperature-sensitive specimens.

B Medical, headquartered in Hosingen, Luxembourg, is one of the leading vaccine cold chain providers serving primarily fast-growing emerging markets, which require secure and reliable temperature-controlled storage and transport solutions to address the challenges in the last mile of distribution. With an installed base of more than 500,000 units, B Medical’s innovative transport systems feature 24/7 real-time monitoring and location tracking. As part of Azenta, B Medical will also benefit from deep expertise and engineering in sample management, as well as from broader reach in the North American and European markets.

The company will provide additional information on the B Medical business on the upcoming Q4 earnings call to be scheduled in November.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about the expected benefits of the acquisition of B Medical. Factors that could cause results to differ from our expectations include the following: our ability to integrate B Medical’s business, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About B Medical Systems

B Medical is a global manufacturer and distributor of cold chain solutions. Based in Hosingen, Luxembourg, the company was founded in 1979, when the World Health Organization (WHO) approached Electrolux to provide a solution to safely store and transport vaccines around the world. The three major business portfolios include Vaccine Cold Chain, Medical Refrigeration, and Blood Management solutions. Notable products include vaccine transport systems (ice-lined and solar direct drive) with remote temperature monitoring devices, laboratory refrigerators, ultra-low freezers, contact-shock freezers, and transport solutions. B Medical Systems’ products are used in approximately 150 countries and have an installed base of more than half a million products across the world. For more information, please visit www.bmedicalsystems.com.

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. As of December 1st, the company changed its name and ticker to Azenta, Inc. (Nasdaq: AZTA) from Brooks Automation, Inc, (Nasdaq: BRKS).

Azenta is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations 978.262.2635

ir@azenta.com

Sherry Dinsmore 978.262.2400

sherry.dinsmore@azenta.com